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                                                                   EXHIBIT 5.0




                                                         February 3, 1997




Questron Technology, Inc.
6400 Congress Avenue
Suite 200
Boca Raton, FL 33487

                  Re: QUESTRON TECHNOLOGY, INC.
                      REGISTRATION STATEMENT ON FORM SB-2

Gentlemen:

Questron Technology, Inc., a Delaware corporation (the "Company"), has filed with the United States Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2 (Registration No. 333-18243), with respect to which this opinion is to be an exhibit, relating to the proposed sale by the Company of:

                  1. Up to 1,150,000 previously unissued Units ("Units") consisting of: (a) up to 1,150,000 previously unissued shares of its Series B Convertible Preferred Stock, $.01 par value ("Series B Preferred Stock"), which are convertible into shares of Common Stock, par value $.001 per share ("Common Stock"), and (b) up to 1,150,000 previously unissued Series IV Warrants ("Series IV Warrants");

                  2. Up to 1,150,000 shares of Common Stock underlying the aforementioned Series IV Warrants;

                  3. A previously unissued underwriter's unit purchase option ("Underwriter's Unit Purchase Option"), representing the option to purchase 100,000 additional Units consisting of: (a) 100,000 previously unissued shares of Series B Preferred Stock ("Underwriter's Series B Preferred Stock") which are convertible into shares of Common Stock and (b) 100,000 previously unissued Series IV Warrants ("Underwriter's Series IV Warrants");

                  4. 100,000 previously unissued shares of Common Stock underlying the Underwriter's Series IV Warrants; and

                  5. 2,750,000 previously issued Series IV Warrants which are to be offered by selling securityholders ("Selling Securityholders' Series IV Warrants") and 2,750,000 previously unissued shares of Common Stock underlying the Selling Securityholders' Series IV Warrants.



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Questron Technology, Inc.         - 2 -                    February 3, 1997


The Registration Statement, as amended, is herein referred to as the "Registration Statement".

We have acted as securities counsel for the Company in connection with the transactions which are the subject matter of the Registration Statement and are familiar with the various corporate proceedings related thereto. In connection with the Registration Statement, we have examined such corporate records of the Company and such other instrument, documents and certificates as we have deemed necessary as a basis for our opinion. For purposes of this opinion, we have assumed (i) the accuracy and completeness of all information supplied by the Company, its officers, directors, or agents, (ii) that the transactions set forth in the Registration Statement are consummated as set forth therein, (iii) that the Commission shall have issued an order under the Securities Act of 1933, as amended, declaring the Registration Statement effective, and (iv) that all requisite authorizations, approvals, consents or exemptions under the securities laws of the various states and other jurisdictions of the United States of America shall have been obtained.

Based on the foregoing, we are of the opinion that the Units, the Series B Preferred Stock, the Series IV Warrants, Units issuable upon exercise of the Underwriter's Unit Purchase Option, the Underwriter's Series B Preferred Stock, the Underwriter's Series IV Warrants, the Selling Securityholders' Series IV Warrants, and the Common Stock issuable upon conversion of the Series B Preferred Stock and upon exercise of the Series IV Warrants, the Underwriter's Series IV Warrants and the Selling Securityholder's Series IV Warrants to be sold in accordance with the Registration Statement, are duly authorized and upon issuance, delivery and sale thereof, for the consideration specified in the Registration Statement, will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as a part of, or an exhibit to, any document which may be filed with respect to the proposed transactions under the securities laws of the various states and other jurisdictions of the United States of America. We also consent to be named in the Registration Statement and in the Prospectus which constitutes a legal part thereof as the counsel that will pass upon certain legal matters for the Company in connection with the sale of the Company's securities.

                                             Very truly yours,



                                             GOULD & WILKIE

Enclosures